Exhibit 99.3

VENTAS, INC.
111 SOUTH WACKER DRIVE

SUITE 4800

CHICAGO, IL 60606

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Ventas, Inc. (“Ventas”) in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMPANY PROPOSALS - The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

	For	Against	Abstain

1.

To approve the issuance of shares of Ventas common stock to the stockholders of Nationwide Health Properties, Inc. (“NHP”) in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of February 27, 2011, by and among Ventas, its wholly owned subsidiary, Needles Acquisition LLC, and NHP:

	☐	☐	☐

2.

To approve an amendment to Ventas’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Ventas capital stock from 310,000,000 to 610,000,000 and the number of authorized shares of Ventas common stock from 300,000,000 to 600,000,000:

	☐	☐	☐

3.

To approve any adjournments of the Ventas special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the proposals to issue Ventas common stock in connection with the merger and the charter amendment to increase the number of authorized shares of Ventas common stock:

	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) on this proxy.  Where more than one owner is shown above, each should sign.  If signing as attorney, executor, administrator, or other fiduciary, please give your full title as such.  If this proxy is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VENTAS, INC.
PROXY SOLICITED BY OR ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 1, 2011

The undersigned, revoking all prior proxies, hereby appoints Debra A. Cafaro and Richard A. Schweinhart, and each of them, as proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of Ventas, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at 10:00 a.m. local time on Friday, July 1, 2011, at 111 South Wacker Drive, 29th Floor, Chicago, Illinois, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof.  Said proxies are directed to vote on matters described in the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus as indicated on the reverse side hereof, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

When properly executed, this Proxy will be voted as directed, but if no direction is indicated, this Proxy will be voted “FOR” Proposals 1, 2 and 3.

PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE